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                                                                  EXHIBIT (d)(3)

CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES
    1                                                                  3,480

                     EATON VANCE FLOATING-RATE INCOME TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares, Series B
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                           Cusip No. 278279 30 2

      This certifies that The Depository Trust Company is the owner of 3,480 fully paid and non-assessable shares of Auction Preferred Shares, Series B, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Floating-Rate Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

      A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

      IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this 15th day of September A.D. 2004.

DEUTSCHE BANK TRUST COMPANY AMERICAS      EATON VANCE FLOATING-RATE INCOME TRUST

As Transfer Agent and Registrar

By: ____________________________     By:     ___________________________________
    Authorized Signature                     Payson F. Swaffield, President

                                     Attest: ___________________________________
                                             Barbara E. Campbell, Treasurer
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      FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated ______________, _________

In presence of

_______________________________         _______________________________

            Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be obtained at the office of the Secretary of the Commonwealth of Massachusetts.

            The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.